UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2025
MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(212) 494-1621
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events

On July 14, 2025, Macy’s, Inc. (the “Company”) announced that its wholly-owned subsidiary, Macy’s Retail Holdings, LLC (the “Issuer”), intends to offer, subject to market and other customary conditions, $500 million in aggregate principal amount of senior notes due 2033 (the “Notes”) in a private offering (the “Notes Offering”). The Notes will be senior unsecured obligations of the Issuer and will be unconditionally guaranteed on a senior unsecured basis by the Company. In connection with the Notes Offering, the Company also announced that the Issuer will be conducting a tender offer (the “Tender Offer”) to repurchase certain of its outstanding senior notes and debentures, subject to a maximum tender offer amount representing a combined aggregate purchase price of up to $175 million (excluding accrued and unpaid interest and excluding fees and expenses related to the Tender Offer). The Issuer intends to use the proceeds from the Notes Offering, together with cash on hand, to (i) fund the Tender Offer, (ii) redeem approximately $587 million of certain other outstanding senior notes and debentures as described further below (the “Redemption”) and (iii) pay fees, premium and expenses in connection with the foregoing.

On July 14, 2025, the Company issued conditional notices of redemption to the applicable trustee providing for the redemption of all of its outstanding (i) 6.700% Senior Exchanged Debentures due 2028, (ii) 5.875% Senior Notes due 2029 and (iii) 8.750% Senior Exchanged Debentures due 2029, in each case, at the applicable redemption price set forth in the applicable indenture, plus accrued and unpaid interest to, but excluding, the applicable redemption date. The redemption date for each of the three series of redeemed debt securities will be July 29, 2025. The conditional notices of redemption are conditioned upon the consummation of the Notes Offering.

In addition, upon the consummation of the Notes Offering, the Company intends to issue irrevocable notices of redemption providing for the redemption of all of its outstanding (i) 7.00% Senior Debentures due 2028, (ii) 6.700% Senior Debentures due 2028, (iii) 6.900% Senior Debentures due 2029 and (iv) 8.750% Senior Debentures due 2029, in each case, at the applicable redemption price set forth in the applicable indenture, plus accrued and unpaid interest to, but excluding, the applicable redemption date. The redemption date for each of the four series of redeemed debt securities is expected to be August 28, 2025.

The Tender Offer is conditioned on, among other things, the consummation of the Notes Offering. This Current Report on Form 8-K does not constitute (i) an offer to purchase or solicitation of an offer to sell any of the notes subject to the Tender Offer or (ii) a notice of redemption of any of the notes subject to the Redemption.

On July 14, 2025, the Company issued separate press releases announcing the commencement of the Notes Offering and the Tender Offer. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of the Company Relating to the Notes Offering dated July 14, 2025.
99.2	Press Release of the Company Relating to the Tender Offer dated July 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

MACY'S, INC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: July 14, 2025	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary